UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2011

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

2821 McGaw Irvine, CA	92614
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant's Telephone Number, Including Area Code:

Aftermarket Enterprises, Inc.

(Former name, former address, and formal fiscal year,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01	Changes In Registrant's Certifying Accountant

(a) On October 12, 2011, the Board of Directors of AllDigital Holdings, Inc. (the "Company") approved the dismissal of Seale and Beers, Certified Public Accounts, LLC ("Seale and Beers"), its independent registered public account firm. None of the reports of Seale and Beers on the Company's financial statements for either of the Company's most recent two fiscal years or any subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the registrant's two most recent fiscal years and any subsequent interim periods thereto (i) there were no disagreements with Seale and Beers whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements, and (ii) Seale and Beers did not advise the Company that: (A) the internal controls necessary for the Company to develop reliable financial statements do not exist; (B) information has come to the attention of Seale and Beers that led it to no longer be able to rely on management’s representations or that made it unwilling to be associated with the financial statements prepared by management; or (C) the scope of the audit needed to be expanded significantly or that information had come to Seale and Beers' attention that, if further investigated, may materially impact the fairness or reliability of previously issued audit reports or financial statements or that would materially impact the fairness and reliability of future audit reports or financial statements; or that would cause Seale and Beers to be unwilling to rely on management’s representations or be associated with the Company’s financial statements in the future.

The registrant has requested that Seale and Beers furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is furnished with this report as Exhibit 16.1.

b) On September 1, 2011, the Company approved the engagement of Rose, Snyder & Jacobs, a corporation of certified public accountants ("RSJ") as its independent public accounting firm. During the two most recent fiscal years and the interim period preceding the engagement, neither the Company nor anyone on behalf of the Company has consulted with RSJ regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither written nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 12, 2011, AllDigital, Inc. ("AllDigital") which is a wholly-owned subsidiary of the Company, entered into employment agreements with each of Paul Summers, its Chief Executive Officer, Timothy Napoleon, Vice President of Media Services, Stephen Smith, Vice President of Network Services, and John Walpuck, Chief Operating Officer and Chief Financial Officer. Except as described below, each of the employment agreements is in the same form.

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Pursuant to the employment agreement, the respective executive officer is entitled to the minimum base salary of $144,000, a bonus target opportunity, measured and paid quarterly, equal to 50% of his base salary upon achievement of certain performance measures and standard health and other benefits. The executive officer’s employment relationship is "at-will." The employment agreement includes a provision relating to the protection of confidential information, a covenant by the executive officer to work and reside in Orange County, California, a non-competition covenant during the term of his employment and a 12-month non-solicitation covenant.

Under the employment agreement, if AllDigital terminates the executive officer’s employment without cause, or the employee terminates the employment agreement for good reason, he is entitled to a severance benefit equal to one year’s base salary, payable over six months, and health benefits for one year. The obligation to pay severance is deferred under certain financial conditions and to the extent required by Section 409A. An executive officer is not entitled to any severance if his employment is terminated by AllDigital with cause or by the executive officer without good reason.

In addition to the foregoing, Mr. Walpuck’s employment agreement includes a provision under which the vesting of his stock options automatically accelerates upon a change of control.

The foregoing summary of the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the underlying agreements, copies or forms of which are filed as Exhibits hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Form of Employment Agreement (Summers, Smith and Napoleon)

	10.2	Employment Agreement with John Walpuck

	16.1	Letter from Seale and Beers, Certified Public Accountants, LLC dated October 18, 2011 to the Securities and Exchange Commission regarding statements included in this Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AllDigital Holdings, Inc.

Date: October 20, 2011	By: /s/ John Walpuck
John Walpuck, Chief Operating Officer and Chief Financial Officer

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